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                                                                      EXHIBIT 24


[CMS ENERGY LETTERHEAD]


January 24, 1998

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI  48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $300 million net aggregate principal amount of equity, trust or convertible securities, or a combination thereof, of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).

Yours very truly,


 /s/ William T. McCormick, Jr.                   /s/  Earl D. Holton
--------------------------------             --------------------------------
     William T. McCormick, Jr.                        Earl D. Holton




   /s/  John M. Deutch                           /s/  William U. Parfet
--------------------------------             --------------------------------
        John M. Deutch                                William U. Parfet




 /s/ James J. Duderstadt                         /s/  Percy A. Pierre
--------------------------------             --------------------------------
     James J. Duderstadt                              Percy A. Pierre




  /s/  Kathleen R. Flaherty                       /s/  Kenneth Whipple
--------------------------------             --------------------------------
       Kathleen R. Flaherty                            Kenneth Whipple




  /s/  Victor J. Fryling                          /s/  John B. Yasinsky
--------------------------------             --------------------------------
       Victor J. Fryling                               John B. Yasinsky